                                                                     EXHIBIT 3.2

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth
[ILLEGIBLE]
----------
Examiner

                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

              ARTICLES OF AMENDMENT                    FEDERAL IDENTIFICATION
            GENERAL LAWS, CHAPTER 156B, SECTION 72      NO. 04-2762050

 We    William M. Mullahy                                     , President and
       David L. Brown                                         Assistant Clerk of

                          National Dentex Corporation
--------------------------------------------------------------------------------
                           (EXACT Name of Corporation)

located at 111 Speen Street, Framingham, MA 01701
                     (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles
NUMBERED: ______________

                                    3 and 4
--------------------------------------------------------------------------------
      (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on October 8, 1993, by vote of:

974,272 shares of Common Stock out of 974,272 shares outstanding, type, class & series, (if any)

2,855,623 shares of Class B Common Stock out of 2,855,623 shares outstanding, type, class & series, (if any)

_____________ shares of _____________ out of _______________ shares outstanding, type, Class & series, (if any)

CROSS OUT   being at least a majority of each type, class or series
            outstanding and entitled to vote
INAPPLI-    thereon: - (1)
CABLE       being at least two-thirds of each type, class or series outstanding and entitled to vote
CLAUSE      thereon and of each type, class or series of stock whose rights are adversely affected thereby:- (1)

See Insert A attached hereto and made a part hereof.

[ILLEGIBLE]
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NAME APPROVED

C    []
P    []
M    []
R.A. []

(1)    For amendments adopted pursuant to Chapter 156B, Section 70.

(2)    For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

5
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P.C

 To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

 The total presently authorized is:

                            WITHOUT PAR VALUE STOCKS

  TYPE     NUMBER OF SHARES
---------  ----------------
COMMON:

PREFERRED:

                              WITH PAR VALUE STOCKS

   TYPE     NUMBER OF SHARES  PAR VALUE
----------  ----------------  ---------
COMMON:            5,000,000       $.01
CLASS B            3,000,000       $.01

PREFERRED:           500,000       $.01

CHANGE the total authorized to:

                            WITHOUT PAR VALUE STOCKS

  TYPE     NUMBER OF SHARES
---------  ----------------
COMMON:

PREFERRED

                              WITH PAR VALUE STOCKS

   TYPE     NUMBER OF SHARES  PAR VALUE
----------  ----------------  ---------
COMMON:            8,000,000       $.01

PREFERRED:           500,000       $.01

                                    INSERT A

VOTED: To amend the Restated Articles of Organization of the Corporation to convert all authorized shares of Class B Common stock into an equal number of authorized shares of Common Stock, and in connection therewith to delete the description of the powers, privileges and rights of said stock, and the qualifications, limitations or restrictions in respect thereof, contained in said Restated Articles of Organization.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date LATER EFFECTIVE
DATE: _______________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 23rd day of December in the year 1993.

/s/ William M. Mullahy           President
----------------------
William M. Mullahy

/s/ David L. Brown               Assistant clerk
------------------
David L. Brown

                                     513187

                        THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

      I hereby approve the within articles of amendment and, the filing fee in the amount of $ 200 having been paid, said articles are deemed to have been filed with me this 26th day of September 1995.

                           /s/ WILLIAM FRANCIS GALVIN
                           --------------------------
                             WILLIAM FRANCIS GALVIN

[SEAL]                    Secretary of the Commonwealth

[A TRUE COPY ATTEST]

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH

DATE 3-16-05 CLERK A65

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

To: Donald H. Siegel, Esquire
    posternak, Blankstein & Lund
    100 Charles River Plaza
    Boston, MA 02114
Telephone: (617) 973-6113